UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 9, 2018

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.05 Costs Associated with Exit or Disposal Activities.

On October 9, 2018, Second Sight Medical Products, Inc. (the “Company”) implemented a corporate restructuring plan to rebalance its operations to more closely align operating expenses with the Company’s long-term strategic plan to focus on development of the Orion® Visual Cortical Prosthesis System (“Orion”) and other key research projects. Specifically, the Company will reduce expenses and personnel by 8 employees related to international commercial operations for the Argus® II Retinal Prosthesis System (“Argus II”) and focus on the markets and centers of excellence with the highest potential return on investment and limit expansion to new markets. The Company will maintain a team that will continue support of existing Argus II patients and centers of excellence. The Company anticipates that the annual savings from the restructuring will amount to approximately $3 million per year and plans to reallocate savings to the Orion program and other related projects.

The Company expects to recognize approximately $0.6 million of pre-tax restructuring charges in the fourth quarter of fiscal year 2018 in connection with this restructuring, consisting of severance and other employee termination benefits, substantially all of which are expected to be settled in cash during the fourth quarter of 2018.

Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements related to the expected macroeconomic climate, anticipated timing for the reduction in the Company’s workforce, the costs and anticipated form of settlement of such expenses, including potential severance and termination benefits, that the Company anticipates will result from the restructuring plan and the expected benefits. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Factors that could cause or contribute to the differences include, but are not limited to, risks and uncertainties associated with the impact of the restructuring plan on the Company's business, including a potential adverse effect on revenues and the Company's other financial results, unanticipated charges not currently contemplated that may occur as a result of the restructuring plan, the Company's ability to continue to attract and retain key employees and risks and other uncertainties more fully described in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s Form 10-K for the year ended December 31, 2017, filed on March 20, 2018 and Form 10-Q, filed on August 7, 2018. The Company undertakes no duty or obligation to update any forward-looking statements or other information contained in this Current Report on Form 8-K, whether as a result of new information, future events, changes in its expectations or any other reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2018

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ John T. Blake

By: John T. Blake

Chief Financial Officer